Genesys Industries Signs LOI to Purchase Equipment & Machinery.

NEW YORK, NY – February 8th, 2018 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN today announced that the company has signed an LOI to purchase certain plant equipment and production machinery to commence production processes. The equipment and fixed assets will allow the company to commence operations and support fulfillment functions for new orders from new customers.

Company Spokesperson, commented: “This is a strategic purchase of advanced manufacturing equipment which will allow the company to support its capabilities and acquire new customers. We anticipate this specialized equipment and machinery will allow the company to increase capabilities leading to substantial revenue producing operations.”

The financing of this purchase will be supported by the newly established TCP term loan the company announced recently.

About Genesys Industries

Genesys Industries is a diversified multi-industry advanced manufacturer of complex components and products. The company is a vertically integrated precision cnc manufacturing and fabrication company with core emphasis on product design, engineering and precision manufacturing of complex components and products. Some of the industries served include Aerospace, Automotive, Firearms, Food Processing, Industrial, Maritime, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more. Follow us on twitter @genesysind $GEIN

Contact Information.

Investor Relations
Genesys Industries, Inc
Phone: 941-722-3600
ir@genesysindustries.com

www.genesysindustries.com

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